Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO
CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) dated and effective as of August 5, 2025 (the “Fourth Amendment Effective Date”) by and among ORGANOGENESIS HOLDINGS INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto constituting the Required Lenders (as defined in the Credit Agreement referred to below), and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), as the Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders party thereto, the Administrative Agent, and SVB, as the Issuing Lender and the Swingline Lender, are parties to that certain Credit Agreement dated as of August 6, 2021 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Required Lenders agree to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement or in the other Loan Documents, as applicable.
2.
Amendments to the Credit Agreement. Section 7.1 of the Credit Agreement (Financial Condition Covenants) is hereby amended by restating sub-section (a) thereof to read as follows:

“(a) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as at the last day of any period of four (4) consecutive fiscal quarters of the Group Members, commencing with the fiscal quarter ending September 30, 2021, to be less than 1.25:1.00; provided, that, so long as no Swingline Loans or Revolving Loans are outstanding, the foregoing Consolidated Fixed Charge Coverage Ratio covenant shall not be tested for the fiscal quarter ending June 30, 2025 for purposes of this Section 7.1(a), but shall be deemed to be in effect for purposes of any transaction contemplated by this Agreement that requires pro forma compliance with this Section 7.1(a) or the financial covenants generally.”

3.
Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Required Lenders:
(a)
This Amendment shall have been duly executed and delivered by the Borrower and the Required Lenders, and acknowledged by each Guarantor. The Administrative Agent shall have received a fully executed copy of this Amendment.
(b)
Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(c)
Immediately after giving effect to this Amendment, the representations and warranties made by each Loan Party in this Amendment, the Credit Agreement, as amended by this

Amendment, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
(d)
The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel required to be paid hereunder or under any other Loan Document), to the extent provided in Section 10.5 of the Credit Agreement on or before the Fourth Amendment Effective Date.
4.
Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)
This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(b)
Immediately after giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
(c)
The information included in the Beneficial Ownership Certification most recently provided to each Lender, if applicable, is true and correct in all respects.
5.
Release by the Loan Parties.
(a)
Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment which relates directly or indirectly, to the Credit Agreement or any other Loan Document, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Amendment. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

As to each and every Claim released hereunder, each Loan Party expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California (“Section 1542”) and any similar statute or regulation in any other applicable jurisdiction (including the State of New York). Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(b)
Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 5(a) above. If any Loan Party violates the foregoing covenant, the Loan Parties, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
6.
Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent) to the extent provided in Section 10.5 of the Credit Agreement.
7.
Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed and interpreted in accordance with the internal laws (and not the conflict of law rules) of the State of New York. Section 10.14 of the Credit Agreement is hereby incorporated by reference.
8.
Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.
9.
Effect on Loan Documents.

(a)
The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document except as expressly set forth herein. Nothing contained in this Amendment shall constitute a novation of the Obligations. The modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.
(b)
To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
(c)
This Amendment is a Loan Document.
10.
Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
11.
Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
12.
Post-Closing Agreement. (a) Prior to September 30, 2025, the Loan Parties, the Required Lenders and the Administrative Agent shall enter into an amendment to the Credit Agreement to reset certain financial covenants or implement new financial covenants and implement other modifications to the Loan Documents required by the Required Lenders, on terms and conditions reasonably acceptable to the Administrative Agent and the Required Lenders, and (b) notwithstanding the foregoing or anything in the Credit Agreement to the contrary, (i) the Loan Parties acknowledge and agree that the Lenders shall have no further obligation to make any Revolving Extensions of Credit until such amendment has been executed, and (ii) the failure of the Loan Parties to comply with the condition set forth in clause (a) immediately above shall constitute an immediate Event of Default.

[Signature pages follow]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

ORGANOGENESIS HOLDINGS INC. By: /s/ David C. Francisco Name: David C. Francisco Title: CFO

[Signature Page to Fourth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

First-Citizens Bank & Trust Company

By: /s/ Megan Wood
Name: Megan Wood
Title: Vice President II

[Signature Page to Fourth Amendment to Credit Agreement]

LENDER:

CITIZENS BANK N.A.

By: /s/ Luis Gutierrez
Name: Luis Gutierrez
Title: Senior Vice President

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Robert Novak
Name: Robert Novak
Title: Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

CONSENT AND REAFFIRMATION

Each Guarantor hereby (i) acknowledges receipt of a copy of the foregoing Fourth Amendment to Credit Agreement (the "Fourth Amendment"; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement as amended by the Fourth Amendment); (ii) consents to the Borrower's execution and delivery of the Fourth Amendment; (iii) affirms that nothing contained in the Fourth Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; (iv) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor; and (v) expressly acknowledges and consents to the Borrower releasing all “Claims” on its behalf. Each Guarantor hereby agrees that the Fourth Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The guarantee, Liens and rights securing payment of the Obligations (including as amended by the Fourth Amendment) are hereby ratified and confirmed by each Guarantor in all respects. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, such Guarantor understands that neither the Administrative Agent nor any Lender has any obligation to inform such Guarantor of such matters in the future or to seek such Guarantor's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

ORGANOGENESIS INC.

By: /s/ David C. Francisco

Name: David C. Francisco

Title: CFO

PRIME MERGER SUB, LLC

By: /s/ David C. Francisco

Name: David C. Francisco

Title: CFO

[Signature Page to Consent and Reaffirmation of Fourth Amendment to Credit Agreement]